===============================================================================


                            STOCKHOLDERS AGREEMENT


                                     among


                          OUTBOARD MARINE CORPORATION



                        QUANTUM INDUSTRIAL PARTNERS LDC



                                      and



                           GREENLAKE HOLDINGS II LLC





                            Dated: January 28, 2000

                               Table of Contents
                               -----------------

1.   Definitions........................................................................    1

2.   Restrictions on Transfer of Shares.................................................    5
     2.1  Limitation on Transfer........................................................    5
     2.2  Permitted Transfers...........................................................    5
     2.3  Permitted Transfer Procedures.................................................    6
     2.4  Transfers in Compliance with Law; Substitution of Transferee..................    6

3.   Right of First Offer and Tag-Along Rights..........................................    6
     3.1  Proposed Voluntary Transfers..................................................    6
     3.2  Involuntary Transfers.........................................................   10

4.   Future Issuance of Shares; Preemptive Rights.......................................   12
     4.1  Offering Notice...............................................................   12
     4.2  Preemptive Rights; Exercise...................................................   13
     4.3  Closing.......................................................................   13
     4.4  Sale to Subject Purchaser.....................................................   14

5.   After-Acquired Securities; Agreement to be Bound...................................   14
     5.1  After-Acquired Securities.....................................................   14
     5.2  Agreement to be Bound.........................................................   14

6.   Miscellaneous......................................................................   15
      6.1  Notices......................................................................   15
      6.2  Successors and Assigns.......................................................   17
      6.3  Amendment and Waiver.........................................................   17
      6.4  Board Representation.........................................................   17
      6.5  Counterparts.................................................................   17
      6.6  Specific Performance.........................................................   17
      6.7  Headings.....................................................................   18
      6.8  GOVERNING LAW................................................................   18
      6.9  Severability.................................................................   18
      6.10 Entire Agreement.............................................................   18
      6.11 Term of Agreement............................................................   18
      6.12 Further Assurances...........................................................   18

EXHIBITS

A-1       Form of Transfer Agreement (Previously issued shares)
A-2       Form of Transfer Agreement (Newly issued shares)

                                 EXHIBIT 4.10


                            STOCKHOLDERS AGREEMENT


          STOCKHOLDERS AGREEMENT (this "Agreement") dated January 28, 2000,
                                        ---------
among Outboard Marine Corporation, a Delaware corporation (the "Company"),
                                                                -------
Quantum Industrial Partners LDC, a Cayman Islands limited duration company ("QIP"), and Greenlake Holdings II LLC, a Delaware limited liability company
  ---
("Greenlake").
  ---------

          WHEREAS, pursuant to the Series A Convertible Preferred Stock and Warrant Purchase Agreement, dated the date hereof (the "Stock Purchase
                                                        --------------
Agreement"), among the Company, QIP and Greenlake, the Company has agreed to issue and sell to QIP and Greenlake (a) an aggregate of 650,000 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), and (b) warrants (the "Warrants") to purchase, subject to
----------------                           --------
the terms and conditions thereof, 5,750,000 shares of Common Stock; and

          WHEREAS, the parties hereto wish to restrict the transfer of the Shares (as hereinafter defined) and the Warrants and to provide for, among other things, first offer, tag-along and preemptive rights and certain other rights under certain conditions.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Definitions.  As used in this Agreement, the following terms
              -----------
shall have the meanings set forth below:

              "Affiliate" shall mean any Person who is an "affiliate" (as
               ---------
defined in Rule 12b-2 of the General Rules and Regulations under the Exchange
Act) of, and any Person controlling, controlled by or under common control with, any Stockholder. For the purposes of this Agreement, "control" includes the ability to have investment discretion through contractual means or by operation of law.

              "Agreement" means this Agreement as the same may be amended,
               ---------
supplemented or modified in accordance with the terms hereof.

              "Board of Directors" means the Board of Directors of the Company.
               ------------------

              "Business Day" means any day other than a Saturday, Sunday or
               ------------
other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

              "Code" means the Internal Revenue Code of 1986, as amended, or
               ----
any successor statute thereto.

              "Commission" means the Securities and Exchange Commission or any
               ----------
similar agency then having jurisdiction to enforce the Securities Act.

              "Common Stock" means the Common Stock, par value $.01 per share,
               ------------
of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

              "Common Stock Equivalents" means any security or obligation which
               ------------------------
is by its terms convertible into or exercisable for shares of Common Stock, including, without limitation, the Preferred Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock.

              "Company" has the meaning set forth in the recitals to this
               -------
Agreement.

              "Company Option" has the meaning set forth in Section 3.1(b) of
               --------------
this Agreement.

              "Company Option Period" has the meaning set forth in Section
               ---------------------
3.1(b) of this Agreement.

              "Contract Date" has the meaning set forth in Section 3.1(e) of
               -------------
this Agreement.

              "Excess New Securities" has the meaning set forth in Section
               ---------------------
4.2(a) of this Agreement.

              "Excess Offered Securities" has the meaning set forth in Section
               -------------------------
3.1(c) of this Agreement.

              "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended, and the rules and regulations of the Commission thereunder.

              "Fair Value" has the meaning set forth in Section 3.2(b) of this
               ----------
Agreement.

              "Governmental Authority" means the government of any nation,
               ----------------------
state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

              "Initial Public Offering" means the initial public offering of the
               -----------------------
shares of Common Stock of the Company pursuant to an effective registration statement filed under the Securities Act.

              "Involuntary Transfer" means any transfer, proceeding or action
               --------------------
by or in which a Stockholder shall be deprived or divested of any right, title or interest in or to any of the Shares, including, without limitation, (i) any seizure under levy of attachment or execution, (ii) any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the United States Bankruptcy Code of 1978, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, (iii) any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property and (iv) any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action.

              "Involuntary Transferee" has the meaning set forth in Section
               ----------------------
3.2(a) of this Agreement.

              "IPO Effectiveness Date" means the date upon which the Company
               ----------------------
closes its Initial Public Offering.

              "Liens" means any mortgage, deed of trust, pledge, hypothecation,
               -----
assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

              "New Issuance Notice" has the meaning set forth in Section 4.1 of
               -------------------
this Agreement.

              "New Securities" has the meaning set forth in Section 4.1 of this
               --------------
Agreement.

              "Offer Price" has the meaning set forth in Section 3.1(a) of this
               -----------
Agreement.

              "Offered Securities" has the meaning set forth in Section 3.1(a)
               ------------------
of this Agreement.

              "Offering Notice" has the meaning set forth in Section 3.1(a) of
               ---------------
this Agreement.

               "Other Stockholder" means (a) any transferee of a Stockholder
                -----------------
(other than a Permitted Transferee thereof), who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4 or to whom Shares have been transferred in accordance with Section 3.1(e) and (b) any Person other than a Stockholder who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 5.2(a).

               "Permitted Transferee" has the meaning set forth in Section 2.2
                --------------------
of this Agreement.

               "Person" means any individual, firm, corporation, partnership,
                ------
trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

               "Preemptive Rightholder(s)" has the meaning set forth in Section
                -------------------------
4.1 of this Agreement.

               "Preferred Stock" has the meaning set forth in the recitals to
                ---------------
this Agreement.

               "Proportionate Percentage" has the meaning set forth in Section
                ------------------------
4.2(a) of this Agreement.

               "Proposed Price" has the meaning set forth in Section 4.1 of this
                --------------
Agreement.

               "Rightholder(s)" has the respective meanings set forth in
                --------------
Sections 3.1(c) and 3.2(a) of this Agreement.

               "Rightholder Option Period" has the meaning set forth in Section
                -------------------------
3.1(c) of this Agreement.

               "Securities Act" means the Securities Act of 1933, as amended,
                --------------
and the rules and regulations of the Commission promulgated thereunder.

               "Selling Stockholder" has the meaning set forth in Section 3.1(a)
                -------------------
of this Agreement.

               "Shares" means, with respect to each Stockholder, all shares,
                ------
whether now owned or hereafter acquired, of Common Stock and Preferred Stock, owned thereby; provided, however, for the purposes of any computation of the
               --------  -------
number
of Shares pursuant to Sections 2, 3, 4.1, 4.2 and 6.3, all outstanding Common Stock Equivalents shall be deemed converted, exercised or exchanged as applicable and the shares of Common Stock issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

               "Stock Purchase Agreement" has the meaning set forth in the
                ------------------------
recitals to this Agreement.

               "Stockholders" means (a) QIP and Greenlake and any transferee
                ------------
thereof who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4 and (b) any Person who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 5.2(a), and the term "Stockholder" shall mean any such Person.
              -----------

               "Subject Purchaser" has the meaning set forth in Section 4.1 of
                -----------------
this Agreement.

               "Tag-Along Rightholder" has the meaning set forth in Section
                ---------------------
3.1(f)(i) of this Agreement.

               "Third Party Purchaser" has the meaning set forth in Section
                ---------------------
3.1(a) of this Agreement.

               "transfer" has the meaning set forth in Section 2.1 of this
                --------
Agreement.

               "Transferred Shares" has the meaning set forth in Section 3.2(a)
                ------------------
of this Agreement.

               "Warrants" has the meaning set forth in the recitals to this
                --------
Agreement.

          2.   Restrictions on Transfer of Shares.
               ----------------------------------

               2.1  Limitation on Transfer.   No Stockholder shall sell, give,
                    ----------------------
assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a "transfer") any
                                                               --------
Shares or any right, title or interest therein or thereto (including any Common Stock Equivalents), except in accordance with the provisions of this Agreement, including, without limitation, Section 2.4. Any attempt to transfer any Shares or any rights thereunder or therein in violation of the preceding sentence shall be null and void ab initio.

               2.2  Permitted Transfers.  Notwithstanding anything to the
                    -------------------
contained in this Agreement, but subject to Sections 2.1, 2.3 and 2.4, at any time, each of the Stockholders may transfer all or a portion of its Shares to any of its Affiliates (each, a "Permitted Transferee"). A Permitted Transferee
                                --------------------
of Shares pursuant to this Section 2.2 may transfer its Shares pursuant to this
Section 2.2 only to the transferor Stockholder or to a Person that is a Permitted Transferee of such transferor Stockholder.

               2.3  Permitted Transfer Procedures.  If any Stockholder wishes to
                    -----------------------------
transfer Shares to a Permitted Transferee under Section 2.2, such Stockholder shall give notice to the Company of its intention to make any transfer permitted under Section 2.2 not less than ten (10) days prior to effecting such transfer, which notice shall state the name and address of each Permitted Transferee to whom such transfer is proposed, the relationship of such Permitted Transferee to such Stockholder, and the number of Shares proposed to be transferred to such Permitted Transferee.

               2.4  Transfers in Compliance with Law; Substitution of
                    -------------------------------------------------
Transferee. Notwithstanding any other provision of this Agreement, no transfer
----------
may be made pursuant to this Section 2 or Section 3 unless (a) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit
                                                                       -------
C-1, (b) the transfer complies in all respects with the applicable provisions of
---
this Agreement and (c) the transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act. If requested by the Company, an opinion of counsel to such transferring Stockholder shall be supplied to the Company at such transferring Stockholder's expense, to the effect that such transfer complies with the applicable federal and state securities laws. Upon becoming a party to this Agreement, (i) the Permitted Transferee of a Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, a Stockholder hereunder with respect to the Shares transferred to such Permitted Transferee,
(ii) an Other Stockholder shall be subject to the same obligations as, but none of the rights of, the transferring Stockholder and (iii) the transferee of an Other Stockholder shall be substituted for, and shall be subject to the same obligations as, the transferring Other Stockholder hereunder with respect to the Shares transferred to such transferee.

          3.   Right of First Offer and Tag-Along Rights.
               -----------------------------------------

               3.1  Proposed Voluntary Transfers.
                    ----------------------------

                    (a) Offering Notice.  Subject to Section 2, if any
                        ---------------
Stockholder (a "Selling Stockholder") wishes to transfer all or any portion of
                -------------------
its or his Shares to any Person (other than to a Permitted Transferee) (a "Third
                                                                           -----
Party Purchaser"), such Selling Stockholder shall offer such Shares first to the
---------------
Company, by
sending written notice (an "Offering Notice") to the Company, which shall state
                            ---------------
(a) the number of Shares proposed to be transferred (the "Offered Securities");
                                                          ------------------
(b) the proposed purchase price per Share for the Offered Securities (the "Offer
                                                                           -----
Price"); and (c) the terms and conditions of such sale. Upon delivery of the
-----
Offering Notice, such offer shall be irrevocable unless and until the rights of first offer provided for herein shall have been waived or shall have expired. The Company shall promptly deliver a copy of the Offering Notice to each of the Stockholders.

               (b)  Company Option; Exercise.  For a period of thirty (30) days
                    ------------------------
after the giving of the Offering Notice pursuant to Section 3.1(a) (the "Company
                                                                         -------
Option Period"), the Company shall have the right (the "Company Option") but not
-------------                                           --------------
the obligation to purchase any or all of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice. The right of the Company to purchase any or all of the Offered Securities under this Section 3.1(b) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Company Option Period, to the Selling Stockholder, with a copy to the Stockholders (other than the Selling Stockholder), which notice shall state the number of Offered Securities proposed to be purchased by the Company. The failure of the Company to respond within the Company Option Period shall be deemed to be a waiver of the Company Option, provided that the Company may waive its rights
                              --------
under this Section 3.1(b) prior to the expiration of the Company Option Period by giving written notice to the Selling Stockholder, with a copy to the Stockholders (other than the Selling Stockholder).

               (c)  Rightholder Option; Exercise.
                    ----------------------------

                    (i) If the Company does not elect to purchase all of the Offered Securities, then for a period of thirty (30) days after the earlier to occur of (a) the expiration of the Company Option Period and (b) the date upon which the Selling Stockholder shall have received written notice from the Company of its exercise of the Company Option pursuant to Section 3.1(b) or its waiver thereof (the "Rightholder Option Period"), each of the Stockholders (other than a Selling Stockholder) (for the purpose of Section 3.1, each, a "Rightholder" and collectively, the "Rightholders") shall have the right to
 -----------                         ------------
purchase all, but not less than all, of the remaining Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice. Each such Rightholder shall have the right to purchase that percentage of the Offered Securities determined by dividing (i) the total number of Shares then owned by such Rightholder by (ii) the total number of Shares then owned by all such Rightholders. If any Rightholder does not fully subscribe for the number or amount of Offered Securities it or he is entitled to purchase, then each other participating Rightholder shall have the right to purchase that percentage of the Offered Securities not so subscribed for (for the purposes of this Section 3.1(c), the "Excess Offered Securities")
                                                   -------------------------
determined by dividing (x) the total
number of Shares then owned by such fully participating Rightholder by (y) the total number of Shares then owned by all fully participating Rightholders who elected to purchase Offered Securities. The procedure described in the preceding sentence shall be repeated until there are no remaining Excess Offered Securities. If the Company and/or the Rightholders do not purchase all of the Offered Securities pursuant to Section 3.1(b) and/or Section 3.1(c), then the Selling Stockholder may, subject to Section 3.1(f), sell the Offered Securities to a Third Party Purchaser in accordance with Section 3.1(e).

                    (ii) The right of each Rightholder to purchase all of the remaining Offered Securities under subsection (i) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Rightholder Option Period, to the Selling Stockholder with a copy to the Company. Each such notice shall state (a) the number of Shares held by such Rightholder and (b) the number of Shares that such Rightholder is willing to purchase pursuant to this Section 3.1(c). The failure of a Rightholder to respond within the Rightholder Option Period to the Selling Stockholder shall be deemed to be a waiver of such Rightholder's rights under subsection (i) above, provided that each Rightholder may waive its rights under subsection (ii) above
--------
prior to the expiration of the Rightholder Option Period by giving written notice to the Selling Stockholder, with a copy to the Company.

          (d)  Closing.  The closing of the purchases of Offered Securities
               -------
subscribed for by the Company under Section 3.1(b) and/or the Rightholders under
Section 3.1(c) shall be held at the executive office of the Company at 11:00 a.m., local time, on the 60th day after the giving of the Offering Notice pursuant to Section 3.1(a) or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Stockholder shall deliver certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Selling Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities. The Company and/or each Rightholder, as the case may be, purchasing Offered Securities shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by it or him. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

          (e)  Sale to a Third Party Purchaser.  Unless the Company and/or the
               -------------------------------
Rightholders elect to purchase all, but not less than all, of the Offered Securities under Sections 3.1(b) and 3.1(c), the Selling Stockholder may, subject to Section 3.1(f), sell all, but not less than all, the Offered Securities to a Third Party Purchaser on the terms and conditions set forth in the Offering Notice; provided,
                     --------
however, that such sale is bona fide and made pursuant to a contract entered
-------
into within sixty (60) days after the earlier to occur of (i) the waiver by the Company and all of the Rightholders of their options to purchase the Offered Securities and (ii) the expiration of the Rightholder Option Period (the "Contract Date"); and provided further, that such sale shall not be consummated
 -------------        -------- -------
unless and until (x) such Third Party Purchaser shall represent in writing to the Company and each Rightholder that it is aware of the rights of the Company, the Stockholders contained in this Agreement and (y) prior to the purchase by such Third Party Purchaser of any of such Offered Securities, such Third Party Purchaser shall become a party to this Agreement as an Other Stockholder and shall agree to be bound by the terms and conditions hereof in accordance with
Section 2.4 hereof. If such sale is not consummated within 30 days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Stockholder without again offering the same to the Company and the Rightholders in accordance with this Section 3.1.

                    (f)  Tag-Along Rights.
                         ----------------

                         (i)  If a Stockholder is transferring Offered
Securities to a Third Party Purchaser pursuant to Section 3.1(e), then each of the Stockholders (other than the Selling Stockholder) (each, a "Tag-Along
                                                                ---------
Rightholder") shall have the right to sell to such Third Party Purchaser, upon
-----------
the terms set forth in the Offering Notice, that number of Shares held by such Tag-Along Rightholder equal to that percentage of the Offered Securities determined by dividing (A) the total number of Shares then owned by such Tag-Along Rightholder by (B) the sum of (x) the total number of Shares then owned by all such Tag-Along Rightholders exercising their rights pursuant to this Section 3.1(f) and (y) the total number of Shares then owned by the Selling Stockholder. The Selling Stockholder and the Tag-Along Rightholder(s) exercising their rights pursuant to this Section 3.1(f) shall effect the sale of the Offered Securities and such Tag-Along Rightholder(s) shall sell the number of Offered Securities required to be sold by such Tag-Along Rightholder(s) pursuant to this Section 3.1(f)(i), and the number of Offered Securities to be sold to such Third Party Purchaser by the Selling Stockholder shall be reduced accordingly.

                         (ii) The Selling Stockholder shall give notice to each
Tag-Along Rightholder of each proposed sale by it of Offered Securities which gives rise to the rights of the Tag-Along Rightholders set forth in this Section 3.1(f), at least fifteen (15) days prior to the proposed consummation of such sale, setting forth the name of such Selling Stockholder, the number of Offered Securities, the name and address of the proposed Third Party Purchaser, the proposed amount and form of consideration and terms and conditions of payment offered by such Third Party Purchaser, the percentage of Shares that such Tag-Along Rightholder may sell to such Third Party Purchaser (determined in accordance with Section 3.1(f)(i)), and a representation that such Third Party Purchaser has been informed of the "tag-along" rights provided for in this Section 3.1(f) and has agreed to purchase Shares in accordance with the terms hereof. The tag-along rights provided by this Section 3.1(f) must be exercised by any Tag-Along Rightholder wishing to sell its Shares within ten (10) days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Selling Stockholder indicating such Tag-Along Rightholder's wish to exercise its rights and specifying the number of Shares (up to the maximum number of Shares owned by such Tag-Along Rightholder required to be purchased by such Third Party Purchaser) it wishes to sell, provided that any Tag-Along Rightholder may waive
                              --------
its rights under this Section 3.1(f) prior to the expiration of such 10-day period by giving written notice to the Selling Stockholder, with a copy to the Company. The failure of a Tag-Along Rightholder to respond within such 10-day period shall be deemed to be a waiver of such Tag-Along Rightholder's rights under this Section 3.1(f). If a Third Party Purchaser fails to purchase Shares from any Tag-Along Rightholder that has properly exercised its tag-along rights pursuant to this Section 3.1(f)(ii), then the Selling Stockholder shall not be permitted to consummate the proposed sale of the Offered Securities, and any such attempted sale shall be null and void ab initio.

               3.2  Involuntary Transfers.
                    ---------------------

                    (a)  Rights of First Offer upon Involuntary Transfer.  If an
                         -----------------------------------------------
Involuntary Transfer of any Shares (the "Transferred Shares") owned by any
                                         ------------------
Stockholder shall occur, then the Company and the Stockholders (unless such Stockholder is the Stockholder transferring the Transferred Shares) (for the purpose of Section 3.2, each, a "Rightholder" and collectively, the
                                 -----------
"Rightholders") shall have the same rights as specified in Sections 3.1(b) and
-------------
3.1(c), respectively, with respect to such Transferred Shares as if the Involuntary Transfer had been a proposed voluntary transfer by a Selling Stockholder and shall be governed by Section 3.1 except that (i) the time periods shall run from the date of receipt by the Company of actual notice of the Involuntary Transfer (and the Company shall immediately give notice to the Rightholders of the date of receipt of such notice), (ii) such rights shall be exercised by notice to the transferee of such Transferred Shares (the "Involuntary Transferee") rather than to the Stockholder who suffered or will
 ----------------------
suffer the Involuntary Transfer and (iii) the purchase price per Transferred Share shall be agreed upon by the Involuntary Transferee and the Company and/or the purchasing Rightholders purchasing a majority of the Transferred Shares, as the case may be; provided, however, that if such parties fail to agree as to
                 --------  -------
such purchase price, the purchase price shall be the Fair Value thereof as determined in accordance with Section 3.2(b). Notwithstanding anything to the contrary set forth in this Agreement, an Involuntary Transferee that has not agreed to be bound to the terms and conditions hereunder, in accordance with
Section 5.2(a) hereof, shall not be deemed to have any rights of a Stockholder under this Agreement.

               (b)  Fair Value.  If the parties fail to agree upon the
                    ----------
purchase price of the Transferred Shares in accordance with Section 3.2(a) hereof, then the Company or the Rightholders, as the case may be, shall purchase the Transferred Shares at a purchase price equal to the Fair Value (as hereinafter defined) thereof. The Fair Value of the Transferred Shares shall be determined by a panel of three independent appraisers, which shall be nationally recognized investment banking firms or nationally recognized experts experienced in the valuation of corporations engaged in the business conducted by the Company. Within five (5) Business Days after the date the applicable parties determine that they cannot agree as to the purchase price, the Involuntary Transferee and the Board of Directors (in the case of a purchase by the Company), or the purchasing Rightholders purchasing a majority of the Transferred Shares being purchased by the purchasing Rightholders (if the Company is not purchasing any Transferred Shares), or the Board of Directors and such purchasing Rightholders jointly (in the case of a purchase by the Company and Rightholders), as the case may be, shall each designate one such appraiser that is willing and able to conduct such determination. If either the Involuntary Transferee or the Board of Directors or the purchasing Rightholders or both, as the case may be, fails to make such designation within such period, then the other party that has made the designation shall have the right to make the designation on its behalf. The two appraisers designated shall, within a period of five (5) Business Days after the designation of the second appraiser, designate a mutually acceptable third appraiser. The three appraisers shall conduct their determination as promptly as practicable, and the Fair Value of the Transferred Shares shall be the average of the determination of the two appraisers that are closer to each other than to the determination of the third appraiser, which third determination shall be discarded; provided, however, that
                                                         --------  -------
if the determination of two appraisers are equally close to the determination of the third appraiser, then the Fair Value of the Transferred Shares shall be the average of the determination of all three appraisers. Such determination shall be final and binding on the Involuntary Transferee, the Company and the Rightholders. The Involuntary Transferee shall be responsible for the fees and expenses of the appraiser designated by or on behalf of it, and the Company or the purchasing Rightholders (if both the Company and the Purchasing Rightholders), or the Purchasing Rightholders (if the Company is not purchasing any Transferred Shares) for the fees and expenses of the appraiser designated by or on behalf of the Board of Directors or the purchasing Rightholders (if the Company is not purchasing any Transferred Shares), as the case may be. The Involuntary Transferee and the Company or the purchasing Rightholders, as the case may be, shall each share half the fees and expenses of the appraiser designated by the appraisers. For purposes of this Section 3.2(b), the "Fair
                                                                        ----
Value" of the Transferred Shares means the fair market value of such Transferred
-----
Shares determined in accordance with this Section 3.2(b) based upon all considerations that the appraisers determine to be relevant. All expenses to be shared by the Company and the purchasing Rightholders, or among the purchasing Rightholders (if the Company is not purchasing any Transferred Shares), shall be shared in proportion to the number of Shares purchased.

               (c)  Closing.  The closing of any purchase under this
                    -------
Section 3.2 shall be held at the executive office of the Company at 11:00 a.m., local time, on the earlier to occur of (a) the fifth Business Day after the purchase price per Transferred Share shall have been agreed upon by the Involuntary Transferee and the Company or the purchasing Rightholders, as the case may be, in accordance with Section 3.2(a)(iii), or (b) the fifth Business Day after the determination of the Fair Value of the Transferred Shares in accordance with Section 3.2(b), or at such other time and place as the parties to the transaction may agree. At such closing, the Involuntary Transferee shall deliver certificates, if applicable, or other instruments or documents representing the Transferred Shares being purchased under this Section 3.2, duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such Transferred Shares shall be free and clear of any Liens (other than those arising hereunder) arising through the action or inaction of the Involuntary Transferee and the Involuntary Transferee shall so represent and warrant, and further represent and warrant that it is the beneficial owner of such Transferred Shares. The Company or each Rightholder, as the case may be, purchasing such Transferred Shares shall deliver at closing payment in full in immediately available funds for such Transferred Shares. At such closing, all parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

               (d)  General.  In the event that the provisions of this
                    -------
Section 3.2 shall be held to be unenforceable with respect to any particular Involuntary Transfer, the Company and the Rightholders shall have the rights specified in Sections 3.1(b) and 3.1(c), respectively, with respect to any transfer by an Involuntary Transferee of such Shares, and each Rightholder agrees that any Involuntary Transfer shall be subject to such rights, in which case the Involuntary Transferee shall be deemed to be the Selling Stockholder for purposes of Section 3.1 of this Agreement and shall be bound by the provisions of Section 3.1 and other related provisions of this Agreement.

          4.   Future Issuance of Shares; Preemptive Rights.
               --------------------------------------------

               4.1  Offering Notice. Except for (a) capital stock of the Company
                    ---------------
that may be issued to employees, consultants, officers or directors of the Company pursuant to a stock incentive plan or other employee benefit arrangement approved by the Board of Directors, (b) a subdivision of the outstanding shares of Common Stock into a larger number of shares of Common Stock, (c) capital stock issued upon exercise, conversion or exchange of any Common Stock Equivalent and (d) capital stock of the Company issued in consideration of an acquisition, approved by the Board of Directors, by the Company of another Person, if the Company wishes to issue any capital stock or any other securities convertible into or exchangeable for capital stock of the Company (collectively, "New Securities" to
                                                              --------------
any Person (the "Subject Purchaser"), then the Company shall offer such New
                 -----------------
Securities first to each of the Stockholders (each, a "Preemptive Rightholder"
                                                       ----------------------
and collectively, the "Preemptive Rightholders") by sending written notice (the
                       -----------------------
"New Issuance Notice") to the Preemptive Rightholders, which New Issuance Notice
 -------------------
shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per security of the New Securities (the "Proposed
                                                                 --------
Price"). Upon delivery of the New Issuance Notice, such offer shall be
-----
irrevocable unless and until the rights provided for in Section 4.2 shall have been waived or shall have expired.

               4.2  Preemptive Rights; Exercise.
                    ---------------------------

                    (a) For a period of twenty (20) days after the giving of the New Issuance Notice pursuant to Section 4.1, each of the Preemptive Rightholders shall have the right to purchase its Proportionate Percentage (as hereinafter defined) of the New Securities at a purchase price equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. Each such Preemptive Rightholder shall have the right to purchase that percentage of the New Securities determined by dividing (x) the total number of Shares then owned by such Preemptive Rightholder exercising its rights under this Section 4.2 by (y) the total number of Shares (the "Proportionate
                                                         -------------
Percentage"). If any Preemptive Rightholder does not fully subscribe for the
----------
number or amount of New Securities that it or he is entitled to purchase pursuant to the preceding sentence, then each Preemptive Rightholder which elected to purchase New Securities shall have the right to purchase that percentage of the remaining New Securities not so subscribed for (for the purposes of this Section 4.2(a), the "Excess New Securities") determined by
                                      ---------------------
dividing (x) the total number of Shares then owned by such fully participating Preemptive Rightholder by (y) the total number of Shares then owned by all fully participating Preemptive Rightholders who elected to purchase Excess New Securities.

               (b) The right of each Preemptive Rightholder to purchase the New Securities under subsection (a) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 20-day period referred to in subsection (a) above, to the Company, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase pursuant to Section 4.2(a). The failure of a Preemptive Rightholder to respond within such 20-day period shall be deemed to be a waiver of such Preemptive Rightholder's rights under Section 4.2(a), provided that each Preemptive
                                           --------
Rightholder may waive its rights under Section 4.2(a) prior to the expiration of such 20-day period by giving written notice to the Company.

               4.3  Closing.  The closing of the purchase of New Securities
                    -------
subscribed for by the Preemptive Rightholders under Section 4.2 shall be held at the executive office of the Company at 11:00 a.m., local time, on (a) the 45th day after the giving of the New Issuance Notice pursuant to Section 4.1, if the Preemptive Rightholders elect to purchase all of the New Securities under
Section 4.2, (b) the date of the closing of the sale to the Subject Purchaser made pursuant to Section 4.4 if the Preemptive Rightholders elect to purchase some, but not all, of the New Securities under Section 4.2 or (c) at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver certificates representing the New Securities, and such New Securities shall be issued free and clear of all Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. Each Preemptive Rightholder purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by him or it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

               4.4  Sale to Subject Purchaser.  The Company may sell to the
                    -------------------------
Subject Purchaser all of the New Securities not purchased by the Preemptive Rightholders pursuant to Section 4.2 on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that such sale is bona fide and made pursuant to a
        --------  -------
contract entered into within ninety (90) days following the earlier to occur of
(i) the waiver by the Preemptive Rightholders of their option to purchase New Securities pursuant to Section 4.2, and (ii) the expiration of the 20-day period referred to in Section 4.2. If such sale is not consummated within such 90-day period for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Company without again offering the same in accordance with this Section 4. The closing of any issuance and purchase pursuant to this
Section 4.4 shall be held at a time and place as the parties to the transaction may agree.

          5.   After-Acquired Securities; Agreement to be Bound.
               ------------------------------------------------

          5.1  After-Acquired Securities.  All of the provisions of this
               -------------------------
Agreement shall apply to all of the Shares and Common Stock Equivalents issued pursuant to the Stock Purchase Agreement.

          5.2  Agreement to be Bound.  The Company shall not issue any shares
               ---------------------
of capital stock or any Common Stock Equivalents to any Person not a party to this Agreement, other than to directors, officers, employees or consultants of the

Company (or their heirs or beneficiaries) pursuant to a stock incentive plan or other employee benefit arrangement approved by the Board of Directors, unless either (a) such Person has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit C-2, or (b) such Person has entered into an
                        -----------
agreement with the Company restricting the transfer of its or his Shares in form and substance reasonably satisfactory to QIP, as representative of the Stockholders (or such other representative as shall be designated by QIP or by the holder(s) of a majority of the Shares held by the Stockholders). Upon becoming a party to this Agreement, such Person shall be deemed to be, and shall be subject to the same obligations as, an Other Stockholder hereunder. Any issuance of Shares or any Common Stock Equivalents by the Company in violation of this Section 5.2 shall be null and void ab initio.

          6.   Miscellaneous.
               -------------

               6.1  Notices.  All notices, demands or other communications
                    -------
provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                    (a) if to the Company to the attention of each of its Treasurer and General Counsel at:

                         Outboard Marine Corporation
                         100 Sea-Horse Drive
                         Waukegan, IL 60085
                         Telecopy: (847) 689-6246

                         with a copy to:

                         David, Polk & Wardwell
                         450 Lexington Avenue
                         New York, NY 10017
                         Telecopy: (212) 450-4800
                         Attention: Julia K. Cowles, Esq.

                    (b)  if to QIP:

                         Quantum Industrial Partners LDC
                         Kaya Flamboyan 9,
                         Villemstad
                         Curacao
                         Netherlands-Antilles
                         with a copy to:

                         Soros Fund Management LLC
                         888 Seventh Avenue
                         New York, NY 10016
                         Telecopy:  (212) 664-0544
                         Attention: Michael Neus, Esq.

                         and a copy to:

                         Paul, Weiss, Rifkind, Wharton & Garrison
                         1285 Avenue of the Americas
                         New York, New York 10019-6064
                         Telecopy:  (212) 757-3990
                         Attention:  Richard S. Borisoff, Esq.

                    (c)  If to Greenlake:

                         Greenlake Holdings II LLC
                         c/o Greenway Partners, L.P.
                         277 Park Avenue
                         New York, NY 10016
                         Telecopy: (212) 350-5253
                         Attention: Gary Duberstein

                         with a copy to:

                         Weil, Gotshal & Manges
                         767 Fifth Avenue
                         New York, New York 10153
                         Telecopy: (212) 310-8007
                         Attention: David Blittner, Esq.

                    (d) if to any other Stockholder, at its address as it appears on the record books of the Company.

Any party may by notice given in accordance with this Section 6.1 designate another address or Person for receipt of notices hereunder. All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

               6.2  Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon and inure to the benefit of the parties and their respective successors, heirs, legatees and legal representatives. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement.

               6.3  Amendment and Waiver.
                    --------------------

                    (a) Except as specifically set forth in this Agreement, no failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                    (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by (i) the Company and the Stockholders holding 75% of the voting power of the Shares held by Stockholders. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company and all of the Stockholders.

               6.4  Board Representation.  For so long as QIP and Greenlake or
                    --------------------
Affiliates thereof collectively own at least 50% of the outstanding shares of Preferred Stock, the Company's Board of Directors shall be expanded to add one additional director (the "Additional Director") who shall be selected by the
                          -------------------
holders of a majority of the outstanding shares of Preferred Stock. The Company will use its best efforts to cause the Additional Director to be nominated and to solicit proxies for his or her election.

               6.5  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

               6.6  Specific Performance.  The parties hereto intend that each
                    --------------------
of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

               6.7  Headings.  The headings in this Agreement are for
                    --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               6.8  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED AND
                    -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

               6.9  Severability.  If any one or more of the provisions
                    ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

               6.10 Entire Agreement.  This Agreement, together with the
                    ----------------
exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersede all prior agreements and understandings among the parties with respect to such subject matter.

               6.11 Term of Agreement.  This Agreement shall become effective
                    -----------------
upon the execution hereof and shall terminate upon the earlier of (a) the IPO Effectiveness Date or (b) the date on which less than two Stockholders own any Shares.

               6.12 Further Assurances.  Each of the parties shall, and shall
                    ------------------
cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.


                 [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stockholders Agreement on the date first written above.

                            OUTBOARD MARINE CORPORATION


                            By: /s/ Eric T. Martinez
                               ------------------------------------
                               Name:  Eric T. Martinez
                               Title: Vice President and Treasurer


                            QUANTUM INDUSTRIAL PARTNERS LDC

                            By:  /s/ Micheal C. Neus
                               ------------------------------------
                               Name:  Micheal C. Neus
                               Title: Attorney-In-Fact


                            GREENLAKE HOLDINGS II LLC


                            By:  /s/ Gary K. Dubertein
                               ------------------------------------
                               Name:  Gary K. Duberstein
                               Title: Vice President

                                                                     Exhibit A-1
                                                                     -----------


                         ACKNOWLEDGMENT AND AGREEMENT

          The undersigned wishes to receive from __________ ("Transferor")
                                                              ----------
certain shares or certain options, warrants or other rights to purchase _____ shares, par value $.01 per share, of Common Stock (the "Shares") of Outboard
                                                        ------
Marine Corporation, a Delaware corporation (the "Company");
                                                 -------

          The Shares are subject to the Stockholders Agreement, dated January ___, 2000 (the "Agreement"), among the Company and the other parties listed on
                ---------
the signature pages thereto;

          The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms;

          Pursuant to the terms of the Agreement, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

          The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares.

          In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) he[/she] has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as a ["Stockholder"] [an
                                                               -----------
"Other Stockholder"] (as therein defined).
 -----------------

          This ________ day of ________, 20__.


____________________________________

                                                                     Exhibit A-2
                                                                     -----------


                         ACKNOWLEDGMENT AND AGREEMENT

          The undersigned wishes to receive from Outboard Marine Corporation, a Delaware corporation (the "Company"), _______ shares, par value $.01 per share,
                           -------
of Common Stock, or certain newly issued options, warrants or other rights to purchase _______ shares of Common Stock (the "Shares"), of the Company;
                                              ------

          The Shares are subject to the Stockholders Agreement, dated January __, 2000 (the "Agreement"), among the Company and the other parties listed on
               ---------
the signature pages thereto;

          The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms;

          Pursuant to the terms of the Agreement, the Company is prohibited from issuing the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

          The undersigned wishes to receive such Shares.

          In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Company to issue such Shares, the undersigned does hereby acknowledge and agree that (i) he[/she] has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as an "Other Stockholder" (as therein defined).

          This ________ day of ________, 20__.


                                              __________________________________